UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2014

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland	814-00757	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 14, 2014, FS Investment Corporation (the “Company”) and U.S. Bank National Association (the “Trustee”), entered into an Indenture (the “Base Indenture”) and a First Supplemental Indenture (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”) relating to the Company’s issuance of $400,000,000 aggregate principal amount of its 4.000% notes due 2019 (the “Notes”).

The Notes will mature on July 15, 2019 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption price set forth in the Indenture. The Notes bear interest at a rate of 4.000% per year payable semi-annually on January 15th and July 15th of each year, commencing on January 15, 2015. The Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes and rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.

The Indenture contains certain covenants, including covenants requiring the Company to comply with the asset coverage requirements of Section 18(a)(1)(A), as modified by Section 61(a)(1) of the Investment Company Act of 1940, as amended, whether or not it is subject to those requirements, and to provide financial information to the holders of the Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.

In addition, on the occurrence of a “change of control repurchase event,” as defined in the Indenture, the Company will generally be required to make an offer to purchase the outstanding Notes at a price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest to the repurchase date.

The Notes were offered and sold in an offering registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form N-2 (File No. 333-195863), the prospectus supplement dated July 7, 2014 and the pricing term sheet filed with the Securities and Exchange Commission on July 7, 2014. The transaction closed on July 14, 2014. The net proceeds to the Company were approximately $394.0 million before expenses, after deducting the underwriting discounts and commissions of $3.6 million payable by the Company and estimated offering expenses of approximately $350,000 payable by the Company. The Company expects to use the net proceeds to repay outstanding indebtedness under its financing facilities.

The foregoing descriptions of the Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture and the First Supplemental Indenture, respectively, each filed as exhibits hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

4.1	Indenture, dated as of July 14, 2014, by and between the Company and U.S. Bank National Association, as trustee. (Incorporated by reference to Exhibit (d)(2) to the Company’s Pre-Effective Amendment No. 1 to Registration Statement on Form N-2 (File No. 333-195863) filed on June 26, 2014.)

4.2	First Supplemental Indenture, dated as of July 14, 2014, relating to the 4.000% Notes due 2019, by and between the Company and U.S. Bank National Association, as trustee.

4.3	Form of 4.000% Notes due 2019. (Incorporated by reference to Exhibit 4.2 hereto.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date: July 14, 2014	By:	/s/ Michael C. Forman
Michael C. Forman
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Indenture, dated as of July 14, 2014, by and between the Company and U.S. Bank National Association, as trustee. (Incorporated by reference to Exhibit (d)(2) to the Company’s Pre-Effective Amendment No. 1 to Registration Statement on Form N-2 (File No. 333-195863) filed on June 26, 2014.)

4.2	First Supplemental Indenture, dated as of July 14, 2014, relating to the 4.000% Notes due 2019, by and between the Company and U.S. Bank National Association, as trustee.

4.3	Form of 4.000% Notes due 2019. (Incorporated by reference to Exhibit 4.2 hereto.)